EXHIBIT 5.1

[OLSHAN HEADER]

September 22, 2010

The LGL Group, Inc.
2525 Shader Road
Orlando, Florida  32804

Re:	The LGL Group, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

In connection with the registration statement on Form S-3 (the “Registration Statement”) filed by The LGL Group, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, you have requested our opinion with respect to the matters set forth below.

You have provided us with a draft prospectus (the “Prospectus”) that is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements thereto (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of up to $13,500,000 aggregate offering price of (i) shares of common stock, par value $.01 per share (the “Common Stock”), (ii) one or more series of senior, senior subordinated or subordinated debt securities of the Company (the “Debt Securities”), (iii) warrants to purchase Common Stock (the “Warrants”) and (iv) combinations thereof (the “Units”).  The Common Stock, Debt Securities, Warrants and Units and the securities issuable upon the conversion, exchange or exercise of the Debt Securities, Warrants and Units are collectively referred to herein as the “Securities.”

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation (the “Certificate”) and By-laws of the Company, each as amended to date (collectively, the “Constituent Documents”) and such other documents, corporate records and instruments, and we have made such examination of law, as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. For purposes of this opinion, we have assumed that proper proceedings in connection with the authorization and issuance of the Securities will be timely and properly completed, in accordance with all requirements of applicable federal laws and the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder (the “DGCL”), in the manner presently proposed.

As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others.

In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

For purposes of this opinion letter, we have also assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), shall have become and remain effective under the Securities Act, a Prospectus Supplement shall have been prepared and filed with the Commission describing the Securities offered thereby and such Securities shall have been issued and sold in accordance with the terms set forth in such Prospectus Supplement; (b) any securities issuable upon conversion, exercise or exchange of any Securities being offered shall have been duly authorized by corporate action and, if appropriate, reserved for issuance upon such conversion, exercise or exchange; (c) such Securities, as issued and delivered, do not violate any law, rule or regulation applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; (d) such Securities, as issued and delivered, comply with any requirements and restrictions imposed by any court or governmental or regulatory body applicable to the Company; (e) at the time of any offering or sale of any shares of Common Stock or Warrants to purchase shares of Common Stock, there shall be a sufficient number of shares of Common Stock, authorized and unissued under the Company’s Certificate and not otherwise reserved for issuance; (f) at the time of issuance of the Securities, the Company shall validly exist and shall be in good standing under the laws of the State of Delaware, and shall have the necessary corporate power for such issuance; (g) any definitive purchase, underwriting or similar agreement with respect to any Securities, if applicable, and any applicable warrant agreement or unit agreement relating to Debt Securities, Warrants or Units, as the case may be, shall have been duly authorized, executed and delivered by the parties thereto and shall constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, at the time of issuance of the applicable Securities; (h) certificates representing the shares of Common Stock or any Debt Securities, Warrants, or Units shall have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations shall have been made in the share or other register of the Company, in each case in accordance with the Constituent Documents and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, either (x) against payment therefor in an amount not less than the par value thereof, in the case of Common Stock, or such other consideration determined by the Board of Directors, or an authorized committee thereof, as permitted under the DGCL, in accordance with the provisions of any applicable definitive purchase agreement, underwriting agreement, warrant agreement, unit agreement or similar agreement approved by the Company or (y) upon conversion, exercise or exchange of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company, in the case of Common Stock (in an amount not less than the par value thereof, or such other consideration determined by the Board of Directors, or an authorized committee thereof, as permitted under the DGCL); and (i) the Constituent Documents shall be in full force and effect and shall not have been amended, restated, supplemented or otherwise altered, and there shall be no authorization of any such amendment, restatement, supplement or alteration, in each case since the date hereof.

We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States of America, the internal laws of the State of New York and the DGCL, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

(1) The Company has the authority pursuant to its Certificate to issue up to 10,000,000 shares of Common Stock. The Common Stock included within the Securities will be validly issued, fully paid and nonassessable.

(2) The Debt Securities included within the Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms.

(3) The Warrants included within the Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

(4) The Units included within the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

We express no opinion as to: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (d) the rights or remedies available to any party for violations or breaches of any provisions of the Debt Securities, Warrants, and Units, as applicable, that are immaterial or the enforcement of which would be unreasonable under the then existing circumstances, (e) the rights or remedies available to any party for material violations or breaches that are the proximate result of actions taken by any party to the Debt Securities, Warrants and Units, as applicable, other than the party against whom enforcement is sought, which actions such other party is not entitled to take pursuant to the Debt Securities, Warrants, and Units, as the case may be, or that otherwise violate applicable laws, (f) the rights or remedies available to any party that takes discretionary action that is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not the Debt Securities, Warrants, and Units, as the case may be, permit such action or (g) the effect of the exercise of judicial discretion, whether in a proceeding in equity or at law.

The aforesaid opinion as to enforceability of the Debt Securities, Warrants, and Units is also subject to the qualification that certain provisions of the Debt Securities, Warrants, and Units, as the case may be, may not be enforceable, but (subject to the limitations set forth in clauses (a) through (g) of the immediately preceding paragraph) such unenforceability will not render the Debt Securities, Warrants, and Units, as the case may be, invalid as a whole or substantially interfere with realization of the principal benefits and/or security provided thereby.

We express no opinion (a) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or (b) with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

We assume for purposes of this opinion that any Debt Securities that may be issued by the Company will be issued in transactions exempt from the provisions of the Trust Indenture Act of 1939, as amended, by reason of Section 304(b) thereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP
OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP